Exhibit 10.9

Shareholder Voting Rights Proxy Agreement

Concerning

Shanghai Shu’an Data Services Co., Ltd.

Between

Shanghai Free Trade Zone GDS Management Co., Ltd.

Shanghai Shu’an Data Services Co.,Ltd.

and

Willian Wei Huang

Qiuping Huang

Date: April 13, 2016

Shareholder Voting Rights Proxy Agreement

This Voting Proxy Agreement (the “Agreement”) is entered into on date April 13, 2016 in Shanghai, People’s Republic of China (“PRC”) by and between:

Shanghai Free Trade Zone GDS Management Co., Ltd. (hereinafter referred to as “WFOE”)

Registered Address: Room 4056, 4th Floor, 173 Meisheng Road, China (Shanghai) Pilot Free Trade Zone, China

Legal Representative: Willian Wei Huang

Shanghai Shu’an Data Services Co.,Ltd. (“GDS Shanghai”)

Registered Address: Room 432, No. 26, 28 Jiangchangsan Road, Shanghai

Legal Representative: Willian Wei Huang

Willian Wei Huang

ID Card No.: 31010719671101125x

Qiuping Huang

ID Card No.: 31010719611116122x (referred to collectively with Willian Wei Huang as the “Shareholders”)

(In this Agreement, the above parties are referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

The Shareholders are the current equity holders of GDS Shanghai, aggregately holding all shares of GDS Shanghai;

The Shareholders intend to appoint an individual designated by WFOE to exercise their voting rights in GDS Shanghai, and WFOE agrees to designate an individual to accept such appointment.

Now, therefore, the Parties reach the agreement as follows through amicable negotiation:

Article 1 Voting Proxy

1.1             The Shareholders hereby irrevocably undertake that they will, upon WFOE’s written notification during the term of this Agreement and subject to the stipulations of Section 1.2 of this Agreement, execute a Power of Attorney to authorize             (ID Card No.:           ) to exercise following rights of them as shareholders of GDS Shanghai pursuant to the articles of association of GDS Shanghai in force at the time:

(1)                             right to attend shareholders’ meeting on behalf of the Shareholders;

(2)                             right to make decisions on behalf of the Shareholders on issues to be deliberated by the shareholders (including but not limited to the designation and election of directors, general manager and other senior managements of GDS Shanghai);

(3)                             any voting rights of the shareholders as prescribed by law;

(4)                             other voting rights of shareholders under the articles of association of GDS Shanghai (including any other voting rights of shareholders under revised and restated articles of association);

(5)                             right to endorse any shareholder meeting minutes, shareholder resolutions or other legal documents; and

(6)                             right to submit documents to relevant company registration authorities for record and filing on behalf of the Shareholders.

GDS Shanghai hereby irrevocably undertakes that it will, upon WFOE’s written notification during the term of this Agreement and subject to the stipulations of Article 1.2 of this Agreement, execute a Power of Attorney to authorize [           ] (ID Card No.:           , together with the above-mentioned authorized agent, are collectively referred to as the “Proxy”) to exercise following rights of GDS Shanghai as the shareholder of its subsidiaries pursuant to the articles of association of the subsidiaries in force at the time(the rights referred to in this Section, together with the above-mentioned rights, are collectively referred to as “Entrusted Rights”):

(1)                                right to attend shareholders’ meetings of its subsidiaries on behalf of GDS Shanghai;

(2)                                right to make decisions on behalf of GDS Shanghai on matters of its subsidiaries to be deliberated by GDS Shanghai as the shareholder of GDS Shanghai (including but not limited to the appointment and election of directors, general manager and other senior managements of its subsidiaries);

(3)                                 any voting rights of GDS Shanghai as the equity holder of its subsidiaries as prescribed by law;

(4)                                other voting rights of shareholders under the articles of association of the subsidiaries of GDS Shanghai (including any other voting rights of shareholders under any revised and restated articles of association);

(5)                                right to endorse any shareholder meeting minutes, shareholder’s resolutions or other legal documents on behalf of GDS Shanghai as shareholder of its subsidiaries; and

(6)                                 right to submit documents to relevant company registration authorities for record and filing on behalf of GDS Shanghai.

1.2                 The above-mentioned authorizations and assignments are subjected to the conditions that the Proxy is a PRC citizen and that WFOE agrees to the authorizations and assignments. When and only when WFOE issues a written notice to the Shareholders to dismiss and replace the Proxy shall the Shareholders immediately revokes the entrustment of the existing Proxy under this Agreement and entrust another PRC citizen designated by WFOE at the time to exercise the Entrusted Rights in accordance with the stipulations of this Agreement; the new authorization shall replace the original authorization once made. Under no other circumstances shall the Shareholders revoke the authorization or entrustment to the Proxy.

1.3                 WFOE shall ensure that the Proxy fulfills the entrusted duties within the scope of authorization under this Agreement with due diligence and as prescribed by law; the Shareholders acknowledge and shall be held liable for any legal consequence arising from the Proxy’s exercise of the above-mentioned Entrusted Rights.

1.4                 The Shareholders hereby confirm that prior approvals from the Shareholders are not required for the Proxy to exercise the above-mentioned Entrusted Rights. WFOE shall nonetheless ensure that the Proxy promptly inform the Shareholders of any such decision after the decision is made.

Article 2 Right to Information

The Proxy designated in accordance with Section 1.1 of this Agreement shall, for the purpose of exercising the Entrusted Rights under this Agreement, have the right to learn about relevant information on the operation, business, clients, finance, employees and other information of GDS Shanghai and its subsidiaries and to access relevant data (including but not limited to any account book, statement, contract, internal communication, all meeting minutes of the board of directors, and other documents which are related to the financial, business and operational activities) of GDS Shanghai and its subsidiaries, and GDS Shanghai shall provide full cooperation.

Article 3 Exercise of Entrusted Rights

3.1                 The shareholders and GDS Shanghai shall provide sufficient assistance to facilitate the Proxy’s exercise of the Entrusted Rights, including prompt execution of shareholder resolution or other relevant legal documents made by the Proxy for GDS Shanghai and its subsidiaries if necessary (e.g. documents required to be submitted to government agencies for examination and approval, registration, and/or filing).

3.2                 If, at any time during the term of this Agreement, the conferral or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason (except for the breach by the Shareholders or GDS Shanghai), the Parties shall immediately seek an alternative scheme most similar to the unenforceable provision, and, if necessary, execute a supplemental agreement or modify or revise the provisions of this Agreement to ensure the continuous realization of the purpose of this Agreement).

Article 4 Exemption and Compensation

4.1                 The Parties acknowledge that WFOE shall not be held liable or compensate (monetary or otherwise) to other Parties or any third party for the exercise of the Entrusted Rights under this Agreement by Proxys designated by WFOE.

4.2                 GDS Shanghai and the Shareholders agree to compensate WFOE and the Proxy for and hold them harmless against all losses incurred or likely to incur from the exercise of the Entrusted Rights by the Proxy, including but not limited to any loss incurred from any litigation, demand, arbitration or claim initiated or raised by any third party or from any administrative investigations or penalties by governmental authorities. However, losses incurred due to willful misconduct or gross negligence of WFOE or the Proxy shall not be compensated.

Article 5 Representations and Warranties

5.1                 The Shareholders hereby represent and warrant that:

5.1.1         they are PRC citizens with full capacity of action, full and independent legal status, and legal capacity, and are capable of acting independently as a subject of proceedings.

5.1.2         they have full capacity and power to execute and deliver this Agreement and all other documents to be executed by them for the transaction referred to in this Agreement and they have full capacity and power to complete the transaction referred to in this Agreement.

5.1.3         this Agreement is executed and delivered by the Shareholders lawfully and properly; this Agreement constitutes the legal and binding obligations on them and is enforceable against them in accordance with the terms and conditions hereof.

5.1.4         they are all the registered shareholders of GDS Shanghai as of the effective date of this Agreement, and except the rights created by this Agreement, the Equity Pledge Agreement executed by and between the Shareholders and WFOE, and the Exclusive Call Option Agreement executed by and between the Shareholders, GDS Shanghai and WFOE, no third party rights existed on the Entrusted Rights. In accordance with this Agreement, the Proxys may fully and sufficiently exercise the Entrusted Rights pursuant to the effective articles of association of GDS Shanghai at the time.

5.2                   WFOE and GDS Shanghai hereby respectively represents and warrants that:

5.2.1         it is a limited liability company duly incorporated and validly existing under the PRC law as an independent judicial person and with complete, independent legal status and legal competence to execute, deliver and perform this Agreement, and with the capacity as an independent subject of proceedings.

5.2.2         it is vested with full internal capacity and power to execute and deliver this Agreement and all other documents to be executed by it in relation to the transaction referred to in this Agreement and to complete the transaction referred to in this Agreement.

5.3                 GDS Shanghai further represents and warranties that the shareholders are all the registeredshareholders of GDS Shanghai on the effective date of this Agreement. In accordance with this Agreement, the Proxys may fully and sufficiently exercise the Entrusted Rights pursuant to the effective articles of association of GDS Shanghai at the time.

Article 6 Term of Agreement

6.1                 This Agreement takes effect as of the date of due execution by the Parties hereto, unless terminated in advance by written agreement between all the Parties or pursuant to the stipulations in Section 8.1 of this Agreement.

6.2                 If any Shareholder transfers all of its equity interest in GDS Shanghai with prior consent from WFOE, such Shareholder shall cease to be a party to this Agreement, while the obligations and commitments of other parties shall not be negatively affected.

Article 7 Notice

7.1                 All notices to be made by the Parties in connection with the performance of the rights and obligations under this Agreement shall be in writing and be delivered in person, by registered mail, postage prepaid mail, recognized express mail, or facsimile to the party concerned.

7.2                 If any of such notices or other correspondences is transmitted by facsimile or telex , it shall be deemed delivered immediately upon transmission; if delivered in person, it shall be deemed delivered at the time of delivery;; if sent by post, it shall be deemed delivered five (5) days after dispatch.

Article 8 Breach of Agreement

8.1                 The Parties agree and acknowledge that, any material breach of any provision of this Agreement, or substantial non-performance of this Agreement by any Party (the “Breaching Party”) constitutes a breach of the Agreement (the “Breach”). Any of the non-breaching parties (the “Non-breaching Parties”) shall be entitled to require the

Breaching Party to correct or take remedial measures within a reasonable time. Where the Breaching Party does not take any remedy measures in a reasonable time or within 10 days after the written notice from the Non-breaching Party to request remedial measures, if the breaching party is any of the Shareholders or GDS Shanghai, then the Non-breaching Parties, at its discretion, shall have the right to: (1) terminate this Agreement and require full compensation from the Breaching Party; or (2) request for compulsory performance of the obligations of the Breaching Party under this Agreement and request for full compensation from the Breaching Party under this Agreement; if the Breaching Party is WFOE, then the Non-breaching Parties shall have the right to request for compulsory performance of the obligations of the Breaching Party under this Agreement and request for full compensation from the Breaching Party under this Agreement .

8.2                 The Parties agree and acknowledge that the Shareholders or GDS Shanghai shall under no circumstances prematurely terminate this Agreement for whatever reasons, unless otherwise specified in this Agreement or required by law.

8.3                 Notwithstanding any other provisions herein, the effect of this Article shall survive the suspension or termination of this Agreement.

Article 9 Miscellaneous

9.1                 This Agreement is made in quadruplicate (4 copies), with each Party holding a copy.

9.2                 The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC law.

9.3                 The Parties shall settle any dispute arising out of or relating to this Agreement through amicable negotiation. If any dispute cannot be resolved through negotiations within thirty (30) days, the dispute shall be referred to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with the commission’s arbitration rules. The seat of arbitration shall be Shanghai. The arbitration award shall be final and binding upon the Parties. After the arbitration award takes effect, any Party shall have the right to submit an application to a court with jurisdiction for enforcement of the arbitration award. The competent court shall have the right to grant a provisional remedy on request by the disputing party, such as a judgment or an order to seize or freeze the Breaching Party’s properties or equity shares.

9.4                 Any right, power or remedy granted to a Party by any provision of this Agreement does not preclude the Party from any right, power or remedy granted by law or other provisions of this Agreement; any party’s exercise of its right, power and remedy by a Party shall not preclude the Party from exercising its other rights, powers and remedies.

9.5                 No failure or delay by any Party in exercising any right, power or remedy (the “Said Party’s Rights”) provided by law or under this Agreement shall constitute a waiver of the

Said Party’s Rights and no single or partial waiver of any Said Party’s Rights shall preclude the exercise of any Said Party’s Rights in other means or the exercise of any other Said Party’s Rights.

9.6                 The headings hereof have been inserted for convenience of reference only, under no circumstances shall such headings be construed to affect the meaning, construction or effect of this Agreement.

9.7                 The provisions of this Agreement are severable and independent to one another. If at any time one or several articles herein shall be deemed invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

9.8                 Any amendment or supplement of this Agreement shall be made in writing and duly executed by all parties herein before taking effect.

9.9                 Without prior written consent from other Parties, no Party may transfer any of its rights and/or obligations under this Agreement to any third Party.

9.10          This Agreement is binding on the lawful successors and assignees of the Parties.

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In witness whereof, this Shareholder Voting Right Proxy Agreement is executed by and between the following parties on the date and at the place first above written.

Shanghai Free Trade Zone GDS Management Co., Ltd.
(Seal)
Signature:	/s/ William Wei Huang
Name: William Wei Huang
Title: Legal Representative

Shanghai Shu’an Data Services Co., Ltd.
(Seal)
Signature:	/s/ William Wei Huang
Name: William Wei Huang
Title: Legal Representative

William Wei Huang
Signature:	/s/ William Wei Huang

Qiuping Huang
Signature:	/s/ Qiuping Huang